UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TALON INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4654481 (I.R.S. Employer Identification No.)

21900 Burbank Boulevard, Suite 270

Woodland Hills, California 91367

(Address of Principal Executive Offices)

Amended and Restated Talon International, Inc. 2008 Stock Incentive Plan
(Full Title of the Plans)

Lonnie D. Schnell, Chief Executive Officer

21900 Burbank Boulevard, Suite 270

Woodland Hills, California 91367

(Name and Address of Agent for Service)

(818) 444-4100

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ryan Azlein, Esq.

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $.001 per share	10,190,000	$0.23	$2,343,700	$301.87
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)

Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee, based on a per share price of $0.23, the average of the high and low reported sales prices of the Registrant’s common stock on the OTCQB on March 18, 2014.

Pursuant to General Instruction E of Form S-8 (“Registration of Additional Securities”), the Registrant hereby makes the following statement:

This Registration Statement on Form S-8 is being filed by Talon International, Inc., a Delaware corporation (the “Company” or “Registrant”), for the purpose of registering an additional 10,190,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) pursuant to the Talon International, Inc. 2008 Stock Incentive Plan, as amended (the “Plan”). Pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of its Registration Statement on Form S-8 filed on July 18, 2008 (Registration No. 333-152396), and its Registration Statement on Form S-8 filed on June 24, 2011 (Registration No. 333-175129), each relating to the Plan. This Registration Statement relates to securities (a) of the same class as those to which the prior registration statements described herein relate and (b) to be issued pursuant to the Plan.

The following exhibits are filed as part of this Registration Statement:

5.1	Opinion of Stubbs Alderton & Markiles, LLP

23.1	Consent of SingerLewak LLP

23.3	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 24th day of March, 2014.

Talon International, Inc.
(Registrant)

By:	/s/ Lonnie D. Schnell
Lonnie D. Schnell
Chief Executive Officer and Chief Financial
Officer (Principal Executive, Financial and
Accounting Officer)

Each person whose signature appears below constitutes and appoints Lonnie D. Schnell as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Chief Executive Officer,
/s/ Lonnie D. Schnell	Chief Financial Officer	March 24, 2014
Lonnie D. Schnell	and Director

/s/ Mark Dyne	Director	March 24, 2014
Mark Dyne

/s/ David Ellis	Director	March 24, 2014
David Ellis

/s/ Morris D. Weiss	Director	March 24, 2014
Morris D. Weiss

/s/ Robert L. Golden	Director	March 24, 2014
Robert L. Golden

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1	Opinion of Stubbs Alderton & Markiles, LLP

23.1	Consent of SingerLewak LLP

23.3	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page)